MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


June 5, 2002

Board of Directors
Nittany Financial Corp.
116 East College Avenue
State College, Pennsylvania 16801


            RE:            Registration Statement on Form S-8:
                           -----------------------------------
                           Nittany Financial Corp. 1998 Stock Option Plan

Gentlemen:

         We have acted as special counsel to Nittany Financial Corp., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 214,805 shares of common stock, par value $.0.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Nittany Financial Corp. 1998 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                 Sincerely,


                                                 /s/Malizia Spidi & Fisch, PC
                                                 -------------------------------
                                                 Malizia Spidi & Fisch, PC